EXHIBIT 4.17

AMENDMENT NO. 1 TO THE

REGISTRATION RIGHTS AGREEMENT

This Amendment No. 1 to the Registration Rights Agreement (this “Amendment”), dated as of May 24, 2004, is entered into by and among United Agri Products, Inc., a Delaware corporation (“Issuer”), each of the subsidiary guarantors party hereto (the “Guarantors”), and the holders of at least a majority in aggregate principal amount at maturity of the Issuer’s 8¼% Senior Notes due 2011 (the “Notes”) outstanding as of the date hereof.

RECITALS:

A. The Issuer and the Guarantors entered into the Registration Agreement (the “Registration Rights Agreement”) dated as of December 16, 2003 with UBS Securities LLC, Goldman, Sachs & Co. and Bear, Stearns & Co. Inc.

B. Section 10(c) of the Registration Rights Agreement provides that it may be modified or amended by an instrument in writing duly signed and delivered by the Issuer, the Guarantors and the holders of not less than a majority in aggregate principal amount at maturity of its outstanding Notes.

C. On April 26, 2004, the Issuer launched an offer (the “Tender Offer”) to purchase for cash any and all outstanding Notes and a solicitation of consents to certain proposed amendments (the “Proposed Amendments”) to the Registration Rights Agreement and the Indenture, dated as of December 16, 2003 among the Issuer, the Guarantors and JPMorgan Chase Bank, as trustee, governing the Notes, in each case on the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated as of April 26, 2004 and in the accompanying Letter of Transmittal and Consent (collectively, the “Offer Documents”).

D. As of the Consent Payment Deadline (as defined in the Statement), the Issuer and the Guarantors have obtained the Requisite Consents (as defined in the Statement) to the Proposed Amendments and have been granted authorization to execute this Amendment on behalf of holders of at least a majority in aggregate principal amount at maturity of the Notes outstanding as of the date hereof.

E. The effectiveness of this Amendment is subject to the acceptance for purchase (the “Acceptance”) by the Issuer of the Notes tendered pursuant to the Tender Offer.

AGREEMENT:

In consideration of the promises and mutual agreements contained herein and in the Registration Rights Agreement, the parties hereto agree as follows:

1. Terms Defined in the Registration Rights Agreement. All capitalized terms used but not defined herein shall have the meanings given to them in the Registration Rights Agreement.

2. Provisions to be Amended.

2.1 Effective upon, and subject only to, the Acceptance, the provisions of Section 1 of the Registration Rights Agreement are amended by deleting, in their entirety, those terms, and the respective meanings assigned thereto, that are referred to solely in the provisions of those Sections and subsections of the Registration Rights Agreement that will be amended by deleting the text of such Section or subsection, as the case may be, in its entirety (and inserting in lieu thereof the phrase “[intentionally omitted]”) as a result of the effectiveness of this Amendment.

2.2 Effective upon, and subject only to, the Acceptance, the provisions of Section 2 of the Registration Rights Agreement are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted].”

2.3 Effective upon, and subject only to, the Acceptance, the provisions of Section 3 of the Registration Rights Agreement are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted].”

2.4 Effective upon, and subject only to, the Acceptance, the provisions of Section 4 of the Registration Rights Agreement are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted].”

2.5 Effective upon, and subject only to, the Acceptance, the provisions of Section 5 of the Registration Rights Agreement are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted].”

2.6 Effective upon, and subject only to, the Acceptance, the provisions of Section 6 of the Registration Rights Agreement are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted].”

2.7 Effective upon, and subject only to, the Acceptance, the provisions of Section 8 of the Registration Rights Agreement are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted].”

2.8 Effective upon, and subject only to, the Acceptance, the provisions of Section 9 of the Registration Rights Agreement are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted].”

3. Miscellaneous.

3.1 Ratification; Entire Agreement. This Amendment shall not effect any terms or provisions of the Registration Rights Agreement other than those amended hereby and is only intended to amend, alter or modify the Agreement as expressly stated herein. Except as amended hereby, the Registration Rights Agreement remains in effect, enforceable against each of the parties, and is hereby ratified and acknowledged by each of the parties. The Registration Rights Agreement, as amended by this Amendment, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supercedes any prior or contemporaneous agreements, whether oral or written, among the parties with respect to the subject matter hereof.

No amendment or modification of this Amendment shall be effective unless made in writing and duly executed or consented to in writing by the parties hereto.

3.2 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same instrument.

3.3 No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under the Registration Rights Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

3.4 Applicable Law. This Amendment and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in New York (without regard to conflicts of law doctrines).

3.5 Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

3.6 Effect of Headings. The headings of the various sections and subsections herein are inserted merely as a matter of convenience and for reference and shall not be construed as in any manner defining, limiting, or describing the scope or intent of the particular sections to which they refer, or as affecting the meaning or construction of the language in the body of such sections.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first above written.

UNITED AGRI PRODUCTS, INC., a Delaware corporation

By:	/s/ DAVID W. BULLOCK

Name:	David W. Bullock
Title:	Chief Financial Officer

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By:	/s/ DAVID W. BULLOCK

Name:	David W. Bullock
Title:	Chief Financial Officer

On behalf of the holders of at least a majority in aggregate principal amount at maturity of Notes:

UNITED AGRI PRODUCTS, INC., a Delaware corporation

By:	/s/ DAVID W. BULLOCK

Name:	David W. Bullock
Title:	Chief Financial Officer